The Prudential Series Fund
For the fiscal period ended 06/30/12
File number 811-03623

SUB-ITEM 77O

Transactions Effected Pursuant to Rule 10f-3


EXHIBIT


I. Name of Fund: PSF SP Small Cap Value Portfolio (Goldman sleeve)

1.   Name of Issuer:  Tilly's Inc.

2.  Date of Purchase:  May 03, 2012

3.  Number of Securities Purchased:  1,905

4.  Dollar Amount of Purchase:  $29,527.50

5.  Price Per Unit:  $15.50

6.  Name(s) of Underwriter(s) or Dealer(s) from whom purchased:
Merrill Lynch, Pierce, Fenner and Smith Inc

7.  Other Members of the Underwriting Syndicate: Bofa Merrill
Lynch Int., Goldman Sachs & Co., Piper Jaffray & Co., Stifel
Nicholaus Company, and William Blair & Co.




























The Prudential Series Fund
For the fiscal period ended 06/30/12
File number 811-03623

SUB-ITEM 77O

Transactions Effected Pursuant to Rule 10f-3


EXHIBIT


I. Name of Fund: PSF SP Small Cap Value Portfolio (Goldman sleeve)

1.   Name of Issuer:  Tumi Holdings Inc.

2.  Date of Purchase:  April 18, 2012

3.  Number of Securities Purchased:  2,541

4.  Dollar Amount of Purchase:  $45,738.00

5.  Price Per Unit:  $18.00

6.  Name(s) of Underwriter(s) or Dealer(s) from whom purchased:
Credit Suisse Securities (USA) LLC

7.  Other Members of the Underwriting Syndicate: Credit Suisse
International, Goldman Sachs & Co., J.P. Morgan Securities LLC,
Jefferies & Company Inc. and William Blair & Co.